Exhibit 10.1

CONSENT AND WAIVER AGREEMENT
THIS CONSENT AND WAIVER AGREEMENT (this “Agreement”) is entered into as of December 23, 2014 among ARC PROPERTIES OPERATING PARTNERSHIP, L.P. (the “Borrower”), AMERICAN REALTY CAPITAL PROPERTIES, INC. (the “Parent”), the “Lenders” (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Credit Agreement (as defined below).
RECITALS

WHEREAS, the Borrower, the Parent and the financial institutions from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to that certain Amended and Restated Credit Agreement, dated as of June 30, 2014 (as amended by that certain Consent and Waiver Agreement and First Amendment to Credit Agreement, dated as of November 12, 2014 (the “First Amendment”) and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower and the Parent have informed the Lenders that as a result of events more particularly described in the Parent’s Current Report on Form 8-K filed with the SEC on October 29, 2014 (without modification or supplement, the “Initial 8-K”), the Audit Committee of the Parent’s Board of Directors (the “Audit Committee”) has concluded that (a) the previously issued audited consolidated financial statements and other financial information contained in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Audited Report”), (b) the previously issued unaudited financial statements and other financial information contained in the Parent’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 (the “1Q14 Unaudited Report”) and June 30, 2014 (the “2Q14 Unaudited Report”), and (c) the Company’s earnings releases and other financial communications for these periods (collectively with the 2013 Audited Report, the 1Q14 Unaudited Report and the 2Q14 Unaudited Report, the “Prior Financial Information”), should no longer be relied upon;
WHEREAS, the Borrower and the Parent have informed the Lenders that the Audit Committee and the Audit Committee’s independent advisors are working to determine the adjustments required to be made to the Prior Financial Information and, upon completion of such process, will restate the Prior Financial Information (collectively, the “Replacement Financial Information”) and amend the Parent’s prior periodic filings with the SEC to the extent required;
WHEREAS, pursuant to the First Amendment, the Requisite Lenders and the Requisite Revolving Lenders (in connection with the waiver of any conditions precedent set forth in Section 6.2 of the Credit Agreement) have waived, solely in respect of the matters expressly set forth in the Initial 8-K, (i) any and all Specified Potential Defaults (as defined in the First Amendment) and Related Potential Defaults (as defined in the First Amendment) to the extent then existing or thereafter arising and (ii) any requirement that Borrower make any representations and warranties after the date of the First Amendment as to any Prior Financial Information (the “Waived Matters”), subject to delivery of the Financial Information Deliverables (as defined in the First Amendment) by the Parent to the Administrative Agent on or prior to January 5, 2015 (the “Initial Deadline”);
WHEREAS, pursuant to the First Amendment, the Requisite Lenders have consented to an extension of the period set forth in Section 9.1 of the Credit Agreement for delivery of certain unaudited consolidated financial statements as described in Section 9.1 of the Credit Agreement for the fiscal quarter ended September 30, 2014 (the “3Q14 Unaudited Reports”) and the related Compliance Certificate to the earlier of (i) within five (5) days following the date the Parent files its Form 10-Q with the SEC for the fiscal quarter period ended September 30, 2014 and (ii) January 5, 2015 (the “Initial 3Q14 Unaudited Report Due Date”);
WHEREAS, Section 9.2 of the Credit Agreement requires that the Loan Parties provide to the Administrative Agent certain audited consolidated financial statements as described therein for the fiscal year ending December 31, 2014 (the “FY14 Audited Reports”), together with a Compliance Certificate, within five (5) days after the FY14 Audited Reports are required to be filed with the SEC (but no later than ninety (90) days after such year end) (the “Initial FY14 Audited Report Due Date”);

WHEREAS, the Borrower and the Parent have requested that the Lenders consent to a one-time extension (the “FY14 Specified Extension”) of the Initial FY14 Audited Report Due Date to the earlier of (i) within five (5) days following the date the Parent files its Form 10-K with the SEC for the fiscal year ended December 31, 2014 and (ii) March 31, 2015 (the “Extended FY14 Audited Report Due Date”);
WHEREAS, the Borrower and the Parent have requested the Lenders to consent to an extension of (a) the Initial Deadline to March 2, 2015 and (b) the Initial 3Q14 Unaudited Report Due Date to the earlier of (i) within five (5) days following the date the Parent files its Form 10-Q with the SEC for the fiscal quarter ended September 30, 2014 and (ii) March 2, 2015 (the “Extended 3Q14 Unaudited Report Due Date”); and
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Consent.
(a)Subject to the occurrence of the Effective Date, the Requisite Lenders and the Requisite Revolving Lenders (in connection with the waiver of any conditions precedent set forth in Section 6.2 of the Credit Agreement) hereby consent to an extension of the Initial Deadline to March 2, 2015, and agree that the waivers granted pursuant to the First Amendment with respect to the Waived Matters shall continue in effect on and after the Initial Deadline; provided, that the waiver and agreements set forth in this paragraph (a) shall terminate on the earlier of (i) March 2, 2015 and (ii) the date that is 45 days after the Borrower (or any Affiliate of the Borrower) receives a notice of breach or default from the trustee or the requisite percentage (in principal amount) of holders of any series of notes under any indenture (or supplement thereto) to which the Parent or the Borrower is a party or by which it is bound (any such notice, an “Indenture Default Notice”), unless on or prior to such earlier date the Parent shall have delivered to the Administrative Agent the Financial Information Deliverables.
(b)Subject to the occurrence of the Effective Date, the Requisite Lenders hereby consent to an extension of the Initial 3Q14 Unaudited Report Due Date to the Extended 3Q14 Unaudited Report Due Date, and no Default or Event of Default shall arise under the Loan Documents with respect to such delayed delivery so long as such 3Q14 Unaudited Reports and Compliance Certificate are delivered by the Extended 3Q14 Unaudited Report Due Date in conformity with the terms of Sections 9.1 and 9.3 of the Credit Agreement; provided, that the consent set forth in this paragraph (b) shall terminate on the earlier of (i) the Extended 3Q14 Unaudited Report Due Date and (ii) the date that is 45 days after the Borrower (or any Affiliate of the Borrower) receives an Indenture Default Notice, unless on or prior to such earlier date the Parent shall have delivered to the Administrative Agent the 3Q14 Unaudited Reports. The failure to deliver the 3Q14 Unaudited Reports and the related Compliance Certificate in conformity with the terms of Sections 9.1 and 9.3 of the Credit Agreement by the Extended 3Q14 Unaudited Report Due Date shall constitute an immediate Event of Default under the Credit Agreement.
(c)Subject to the occurrence of the Effective Date, the Requisite Lenders hereby consent to the FY14 Specified Extension for delivery of the FY14 Audited Reports and the related Compliance Certificate, and no Default or Event of Default shall arise under the Loan Documents with respect to such delayed delivery so long as such FY14 Audited Reports and Compliance Certificate are delivered by the Extended FY14 Audited Report Due Date in conformity with the terms of Sections 9.2 and 9.3 of the Credit Agreement; provided, that the consent set forth in this paragraph (c) shall terminate on the Extended FY14 Audited Report Due Date, unless on or prior to such date the Parent shall have delivered to the Administrative Agent the FY14 Audited Reports. The failure to deliver the FY14 Audited Reports and the related Compliance Certificate in conformity with the terms of Sections 9.2 and 9.3 of the Credit Agreement by the Extended FY14 Audited Report Due Date shall constitute an immediate Event of Default under the Credit Agreement.
2.Reservation of Rights; Limited Construction. Except for the specific waivers and agreements set forth in Section 1 above, nothing contained herein shall be deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under Applicable Law or (ii) the Loan Parties’ obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Loan Documents not specifically waived. The specific waivers and agreements set forth herein are effective only with respect to the Waived Matters and the extensions of the Initial Deadline, the Initial 3Q14 Unaudited Report Due Date and the Initial FY14 Audited Report Due Date, and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising. The consents set forth in Section 1 above are limited to the extent described therein and shall not be construed to be a consent to the modification of any other terms of the Credit Agreement or of the other Loan Documents, except as required to implement the consents set forth in Section 1 above.
3.Reduction of Certain Commitments.
(a)Dollar Tranche Revolving Commitments, Multicurrency Tranche Revolving Commitments and Term Loan Commitments. Effective as of the Effective Date and pursuant to Section 2.13 of the Credit Agreement, (a) the Borrower hereby reduces the Dollar Tranche Revolving Commitments in an aggregate amount equal to $100,000,000, such that after giving effect to such reduction on the Effective Date the aggregate Dollar Tranche Revolving Commitments shall be $2,450,000,000, (b) the Borrower hereby reduces the Multicurrency Tranche Revolving Commitments in an aggregate amount equal to $100,000,000, such that after giving effect to such reduction on the Effective Date the aggregate Multicurrency Tranche Revolving Commitments shall be $150,000,000, and (c) the Borrower hereby reduces the Term Loan Commitments in an aggregate amount equal to $200,000,000, such that after giving effect to such reduction on the Effective Date the aggregate undrawn Term Loan Commitments shall be $0. For the avoidance of doubt, (i) the reduction of the aggregate Dollar Tranche Revolving Commitments described in this Section 3 shall be made ratably among the Dollar Tranche Revolving Lenders in accordance with their respective Dollar Tranche Revolving Commitments and (ii) the reduction of the aggregate Multicurrency Tranche Revolving Commitments described in this Section 3 shall be made ratably among the Multicurrency Tranche Revolving Lenders in accordance with their respective Multicurrency Tranche Revolving Commitments. This paragraph shall constitute a Commitment Reduction Notice (as defined in Section 2.13 of the Credit Agreement) with respect to the foregoing. The Borrower shall pay to the Administrative Agent (x) for the account of the Dollar Tranche Revolving Lenders, facility fees with respect to the Dollar Tranche Revolving Lenders’ Dollar Tranche Revolving Commitments reduced pursuant to this Section 3 to the extent accrued and unpaid as of the Effective Date, (y) for the account of the Multicurrency Tranche Revolving Lenders, facility fees with respect to the Multicurrency Tranche Revolving Lenders’ Multicurrency Tranche Revolving Commitments reduced pursuant to this Section 3 to the extent accrued and unpaid as of the Effective Date, and (z) for the account of the Term Loan Lenders, ticking fees with respect to the Term Loan Lenders’ Term Loan Commitments reduced pursuant to this Section 3 to the extent accrued and unpaid as of the Effective Date. The Administrative Agent and each of the Lenders party hereto hereby waive any notice required pursuant to Section 2.13 of the Credit Agreement with respect to the foregoing.
(b)Swingline Commitment. Effective as of the Effective Date, the Borrower hereby reduces the Swingline Commitment in an aggregate amount equal to $25,000,000, such that after giving effect to such reduction on the Effective Date the aggregate Swingline Commitment shall be $0.
4.Maximum Outstanding Amount. The definition of “Outstandings Limitation Period” set forth in Section 5 of the First Amendment is hereby amended to mean the period commencing on November 12, 2014 and ending on the date on which all of the Financial Information Deliverables, the 3Q14 Unaudited Reports and related Compliance Certificate and the FY14 Audited Reports and related Compliance Certificate have been delivered to the Administrative Agent as required hereby (unless a Default or Event of Default has occurred and is continuing as of such delivery date, in which case such period shall continue). Except for the modification to such definition, Section 5 of the First Amendment and the Loan Parties’ obligations thereunder shall remain in full force and effect, and are hereby ratified and confirmed. The failure to satisfy any of the requirements of such Section 5 shall constitute an immediate Event of Default under the Credit Agreement unless such requirements or Event of Default have been amended, consented to or waived by the Requisite Lenders.
5.Cash Flow Projections; Credit Extensions and Use of Proceeds During Outstandings Limitation Period. During the Outstandings Limitation Period (as such defined term has been amended pursuant to Section 4 above) the Parent shall deliver to the Administrative Agent for distribution to the Lenders by Friday of each week, and in any event within five (5) Business Days following any such date, updates to the “12/19/2014 - 3/31/2015 Cash Forecast” prepared by the Parent and provided to the Administrative Agent and the Lenders on December 19, 2014 (the “Extended Cash Flow Projections”), which updates shall be prepared on a basis consistent with the Extended Cash Flow Projections and shall be accompanied by a variance report from the preceding weekly update. Notwithstanding anything to the contrary in Credit Agreement, during the Outstandings Limitation Period, the Borrower will be permitted to borrow Loans and request Letters of Credit and use the proceeds thereof only as reflected in the initial Extended Cash Flow Projections (without giving effect to any updates thereto). The failure to satisfy the requirements of this Section 5 shall constitute an immediate Event of Default under the Credit Agreement unless such requirements or Event of Default have been amended, consented to or waived by the Requisite Lenders. This Section 5 shall supersede Section 6 of the First Amendment in its entirety.
6.Additional Requirements During the Outstandings Limitation Period. During the Outstandings Limitation Period (as such defined term has been amended pursuant to Section 4 above):
(a)Notwithstanding anything to the contrary in the Loan Documents (including Section 10.11 of the Credit Agreement), (i) the Parent shall not declare or make any Restricted Payment on account of or with respect to its common stock and (ii) the Borrower shall not declare or make any Restricted Payment on account of or with respect to its common operating partnership units.
(b)The Parent and the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders any Indenture Default Notice immediately upon receipt thereof from the trustee or any noteholder(s) under the applicable indenture (or supplement thereto).
(c)Without limiting the obligations of the Parent and the Borrower to furnish such information as may be required or requested pursuant to Section 9.4 of the Credit Agreement, promptly upon the request of the Administrative Agent, the Parent shall provide the Administrative Agent with (i) a current list of holders of any series of notes under any indenture (or supplement thereto) to which the Parent or the Borrower is a party or by which it is bound, or (ii) an update on the status of (x) the Parent’s efforts to identify a permanent replacement Chief Executive Officer, (y) completion of the Financial Information Deliverables, the 3Q14 Unaudited Reports and related Compliance Certificate and the FY14 Audited Reports and related Compliance Certificate or (z) any strategic discussions with the Parent’s investment bankers (to the extent not covered by attorney client or attorney work product privileges or any other similar legally recognized and relevant privilege).
The failure to satisfy any of the requirements of this Section 6 shall constitute an immediate Event of Default under the Credit Agreement unless such requirements or Event of Default have been amended, consented to or waived by the Requisite Lenders.
7.Outside Consultant; Reimbursement. The Parent and the Borrower agree that the Administrative Agent may engage one financial advisor, who may have accounting expertise, in connection with its administration of the credit facilities under the Loan Documents and its review of the business, assets, operations and financial condition of the Parent and its Subsidiaries. The Borrower agrees to promptly pay all reasonable charges and costs, including retainers, of such financial advisor, and, without limiting the expense reimbursement provisions of Section 13.2 of the Credit Agreement, also to promptly pay all reasonable charges and costs, including retainers, of counsel to the Administrative Agent. The Parent and the Borrower shall fully cooperate with any informational requests made by the Administrative Agent and its financial advisors, accountants, and counsel.
8.Conditions Precedent. This Agreement shall become effective as of the date when each of the following conditions precedent has been satisfied (the “Effective Date”):
(a)The Administrative Agent shall have received counterparts of this Agreement duly executed by each Loan Party.

(b)The Administrative Agent shall have received duly executed consents to this Agreement from the Administrative Agent, the Swingline Lender, the Requisite Lenders and the Requisite Revolving Lenders.
(c)The Administrative Agent shall have received any and all fees due and payable to the Administrative Agent and the Lenders in connection with this Agreement.
(d)The Administrative Agent shall have received the Extended Cash Flow Projections.
(e)The Administrative Agent shall have been reimbursed for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other transactions contemplated herein including, without limitation, the reasonable and documented legal fees and out-of-pocket expenses of Sidley Austin LLP, counsel to the Administrative Agent.
9.Reference to and Effect on the Credit Agreement.
(a)Upon the effectiveness hereof, each reference in the Credit Agreement and the other Loan Documents to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby. This Agreement is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.
(b)Except as specifically waived or consented to or amended above, the Credit Agreement, the First Amendment and all other Loan Documents, and all of the Loan Parties’ respective obligations thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.
(c)Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement (or any provision hereof) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the First Amendment or any other Loan Document.
10.Miscellaneous.
(a)Representations and Warranties. Each Loan Party represents and warrants to the Lenders that, after giving effect to this Agreement (including, without limitation, the waivers set forth herein as to any and all Waived Matters):
(i)Each Loan Party has the right and power, and has taken all necessary corporate, limited liability company or partnership action required to authorize it, to execute and deliver this Agreement and to perform its obligations under this Agreement and the Credit Agreement as modified hereby. This Agreement has been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.
(ii)The execution and delivery of this Agreement and performance of this Agreement and the Credit Agreement as modified hereby do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to such Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such Loan Party, or any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Loan Party.

(iii)The representations and warranties of the Loan Parties set forth in Article VII of the Credit Agreement are true and correct in all material respects as of the date hereof except, in each case, for those that specifically relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date); provided that no representations and warranties are made herein as to any Prior Financial Information.
(iv)No event has occurred and is continuing that constitutes a Default or an Event of Default.
(b)Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.
(c)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
(d)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(e)Section References. Unless otherwise provided herein, references herein to “Sections” are references to Sections of the Credit Agreement.
(f)Release of Claims. Each of the Loan Parties separately releases, discharges, and agrees to hold harmless the Administrative Agent and the Lenders and their representatives, agents, employees, attorneys, directors, officers, parents, affiliates, assigns, insurers, subsidiaries, and their successors and assigns (collectively, the “Released Parties”) from any and all claims, defenses, affirmative defenses, setoffs, counterclaims, actions, causes of action, suits, controversies, agreements, provisions, liabilities and demands in law or in equity, whether known or unknown (collectively, the “Claims”) which any Loan Party ever had, now has, or may hereafter have against or related to the Released Parties through the date of this Agreement, including, but not limited to, Claims relating to or arising out of the Loan Documents or the transactions described therein, the Obligations, the Administrative Agent’s administration of the Loan Documents, or the banking relationship of such Loan Party with any Lender.
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The parties hereto have duly executed this Agreement as of the date first above written.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P., as the
Borrower
By: AMERICAN REALTY CAPITAL PROPERTIES, INC.,
as its sole general partner
By:	/s/ William G. Stanley
Name:	William G. Stanley
Title:	Interim Chief Executive Officer

AMERICAN REALTY CAPITAL PROPERTIES, INC., as the
Parent
By:	/s/ William G. Stanley
Name:	William G. Stanley
Title:	Interim Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent, as Swingline Lender, as Issuing Bank and
as a Lender
By:	/s/ Matthew Ricketts
Name:	Matthew Ricketts
Title:	Managing Director

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christine Aharonian
Name:	Christine Aharonian
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Rita Lai
Name:	Rita Lai
Title:	Authorized Signer

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

MIZUHO BANK, LTD., as a Lender

By:	/s/ Takayuki Tomii
Name:	Takayuki Tomii
Title:	Authorized Signer

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

TD Bank, N.A., as a Lender

By:	/s/ Aaron C. Miller
Name:	Aaron C. Miller
Title:	Vice President

MidFirst Bank, as a Lender

By:	/s/ Darrin Rigler
Name:	Darrin Rigler
Title:	First Vice President

First Tennessee Bank N.A., as a Lender

By:	/s/ Greg Cullum
Name:	Greg Cullum
Title:	Senior Vice President

MIZUHO BANK (USA), as a Lender

By:	/s/ Takayuki Tomii
Name:	Takayuki Tomii
Title:	Senior Vice President

COMERICA BANK, as a Lender

By:	/s/ Charles Weddell
Name:	Charles Weddell
Title:	Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gordon Clough
Name:	Gordon Clough
Title:	Vice President

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Christopher Winthrop
Name:	Christopher Winthrop
Title:	Authorized Signatory

Fifth Third Bank an Ohio Banking Corporation, as a Lender

By:	/s/ Casey Gehrig
Name:	Casey Gehrig
Title:	Vice President

Citizens Bank N.A., as a Lender

By:	/s/ Brad Bindas
Name:	Brad Bindas
Title:	Senior Vice President

DEUTSCHE BANK AG, NY, as a Lender

By:	/s/ J.T. Johnston Coo
Name:	J.T. Johnston Coo
Title:	Managing Director

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ William G. Karl
Name:	William G. Karl
Title:	Executive Officer

TriState Capital Bank, as a Lender

By:	/s/ Joseph M. Finley
Name:	Joseph M. Finley
Title:	Regional President

Associated Bank, N.A., as a Lender

By:	/s/ Gregory A. Conner
Name:	Gregory A. Conner
Title:	Vice President

Eastern Bank, as a Lender

By:	/s/ Jared H. Ward
Name:	Jared H. Ward
Title:	Senior Vice President

Metro Bank, as a Lender

By:	/s/ Adam Metz
Name:	Adam Metz
Title:	Chief Lending Officer

Bank Hapoalim B.M. as a Lender

By:	/s/ Charles McLaughlin
Name:	Charles McLaughlin
Title:	Senior Vice President

By:	/s/ Maxine Levy
Name:	Maxine Levy
Title:	First Vice President

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